Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

DEFSEC Technologies Inc. (formerly KWESST Micro Systems Inc.)

We consent to the use of our report dated January 17, 2024, except for Note 1(c) as to which the date is October 25, 2024, on the consolidated financial statements of DEFSEC Technologies Inc. (formerly KWESST Micro Systems Inc.) (the “Company”) which comprise the consolidated statements of net loss and comprehensive loss, shareholders’ equity (deficit), and cash flows for the year ended September 30, 2023, and the related notes, included in the Annual Report on Form 20-F of the Company for the fiscal year ended September 30, 2025.

We also consent to the incorporation by reference of such report in the Registration Statements on Form F-3 (File Nos. 333-277196, 333-281960, 333-283343 and 333-285263) of the Company.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

December 29, 2025

Ottawa, ON Canada